Exhibit 32.1

  SECTION 906 CERTIFICATION

In connection with the Quarterly Report of EuroBancshares, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof, I, Rafael Arrillaga Torréns, Jr., Chief Executive Officer of the Company, do hereby certify, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The accompanying Quarterly Report on Form 10-Q of the Company for the three and six months ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

EUROBANCSHARES, INC.

Dated: September 27, 2004	By:	/s/ Rafael Arrillaga Torréns, Jr.
Rafael Arrillaga Torréns, Jr.
Chief Executive Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to EuroBancshares, Inc. and will be retained by EuroBancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.